Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of Americas Silver Corporation of (i) our report dated March 4, 2019 relating to the consolidated financial statements of Americas Silver Corporation as at and for the years ended December 31, 2018 and 2017 which is filed as an exhibit to, and incorporated by reference in, Americas Silver Corporation’s Annual Report on Form 40-F for the year ended December 31, 2018 and (ii) our report dated March 5, 2018 relating to the consolidated financial statements of Americas Silver Corporation as at and for the years ended December 31, 2017 and 2016 which is filed as an exhibit to, and incorporated by reference in, Americas Silver Corporation’s management information circular dated December 4, 2018.

We also consent to the reference to our firm under the heading “Auditors, Transfer Agent and Registrar” in such Registration Statement.

(Signed) “PricewaterhouseCoopers LLP”

Chartered Professional Accountants,

Licensed Public Accountants

Toronto, Canada

June 28, 2019